Exhibit 1A-11.ii

Exhibit 11(ii) – Consent of Independent Auditor

TUSCAN GARDENS SENIOR LIVING COMMUNITIES, INC.

CONSENT BY GRENNAN, FENDER, HESS & POPARAD LLP TO USE AUDIT OPINION

We consent to the inclusion of our report dated July 12, 2019, with respect to the financial statements of Tuscan Gardens Senior Living Communities, Inc. as of December 31, 2018, and for the period from inception (July 20, 2018) to December 31, 2018, in this Regulation A Offering Circular on Form 1-A of Tuscan Gardens Senior Living Communities, Inc. We also consent to the reference to our firm under caption “Experts”.

/s/GRENNAN FENDER HESS & POPARAD LLP

Orlando, Florida

July 12, 2019

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